As Filed with the Securities and Exchange Commission on September 11, 2017

File No. 333-219085

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VIRGINIA ELECTRIC AND POWER COMPANY	VIRGINIA	54-0418825
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos M. Brown

Vice President and General Counsel

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Telephone: (804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jane Whitt Sellers, Esquire

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Senior Debt Securities	(1)
Junior Subordinated Notes

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-219085) which was filed by Virginia Electric and Power Company with the Securities and Exchange Commission and became effective on June 30, 2017. This Post-Effective Amendment No. 1 is being filed to, among other things, (i) file as an exhibit the indenture dated as of June 1, 1998 (the “1998 Indenture”) between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), (ii) file a Form T-1 with respect to The Bank of New York Mellon as trustee under the 1998 Indenture, and (iii) replace the base prospectus included in the Registration Statement with a base prospectus that also includes in the offered securities senior debt securities issued under the 1998 Indenture.

The existing base prospectus, dated June 30, 2017, is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

VIRGINIA ELECTRIC AND POWER COMPANY

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Notes

From time to time, we may offer and sell our securities in one or more series under this prospectus.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include whether they are senior or subordinated, the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 11, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Virginia Electric and Power Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 000-55337. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with our parent company, Dominion Energy, Inc. (Dominion Energy), and another subsidiary of Dominion Energy, Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Dominion Energy, Dominion Energy Gas and the Company. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to the other registrants. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Dominion Energy or Dominion Energy Gas as a separate registrant, until we sell all of the securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

•	Current Report on Form 8-K, filed March 16, 2017.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Corporate Secretary

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Telephone (804) 819-2000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

The Company, headquartered in Richmond, Virginia and incorporated in Virginia in 1909 as a Virginia public service corporation, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, we conduct business under the name “Dominion Energy Virginia” and primarily serve retail customers. In North Carolina, we conduct business under the name “Dominion Energy North Carolina” and serve retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, we sell electricity at wholesale prices to rural electric cooperatives, municipalities and into wholesale electricity markets.

All of our common stock is owned by our parent company, Dominion Energy. Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 26,200 megawatts of generation, 15,000 miles of natural gas transmission, gathering and storage pipeline, and 6,600 miles of electric transmission lines. Dominion Energy also operates one of the nation’s largest natural gas storage systems with 1 trillion cubic feet of storage capacity and serves more than 6 million utility and retail energy customers. Dominion Energy is not guaranteeing any of the securities described in this prospectus.

Our address and telephone number are: Virginia Electric and Power Company, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities offered by this prospectus to finance capital expenditures and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper or debt under any of our credit facilities.

DESCRIPTION OF SECURITIES

The term Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under (i) our Senior Indenture to be entered into (the 2017 Senior Indenture) between us and U.S. Bank National Association, as trustee, as supplemented from time to time, or (ii) our Senior Indenture dated as of June 1, 1998 (the 1998 Senior Indenture) between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time. We will issue the Junior

Subordinated Notes in one or more series under our Subordinated Indenture dated as of August 1, 1995 (the Subordinated Indenture and, together with the 2017 Senior Indenture and the 1998 Senior Indenture, the Indentures) between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, as amended and as supplemented from time to time.

We have summarized certain terms of the Securities below. The Indentures are filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to applicable section numbers of the Indentures so that you can easily locate the provisions being discussed. For purposes of the summary, we refer to the Senior Debt Securities issued under the 2017 Senior Indenture as the Senior Debt Securities (2017) and the Senior Debt Securities issued under the 1998 Senior Indenture as the Senior Debt Securities (1998). We also refer to the Senior Debt Securities issued under the 2017 Senior Indenture together with the Junior Subordinated Notes as the Debt Securities. Capitalized terms used but not defined in the summary below have the meanings specified in the applicable Indenture.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Notes will be our direct, unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption Additional Terms of Junior Subordinated Notes—Subordination below.

Our ability to meet our obligations under the Securities is dependent on our earnings and cash flows. As of June 30, 2017, we had approximately $11.3 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year). In addition, we have a commercial paper program that as of August 31, 2017 had an outstanding balance of $175 million.

There is no limitation on the amount of Securities that we may issue. We may issue Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Securities if we engage in a highly leveraged transaction.

Description of the Senior Debt Securities (2017) and Junior Subordinated Notes

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or, with respect to the Senior Debt Securities (2017), any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities (2017), any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	in the case of Senior Debt Securities (2017), the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants;

•	if any series of Senior Debt Securities (2017) will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the 2017 Senior Indenture & Sections 201& 301 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its Stated Maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days with respect to the Subordinated Indenture, and not more than 60 nor less than 20 days with respect to the 2017 Senior Indenture, before the date of redemption. (Section 1104 of the 2017 Senior Indenture & Section 1104 of the Subordinated Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Senior Debt Securities (2017) of a series during the period beginning 15 days before the date the Senior Debt Securities (2017) of that series are selected for redemption;

•

issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the 2017 Senior Indenture & Section 303 of the Subordinated Indenture.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the 2017 Senior Indenture & Sections 105 and 301(4) of the Subordinated Indenture.)

With respect to the Junior Subordinated Notes, during any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Notes or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common stock;

•	dividends in connection with the implementation of a shareholder rights plan;

•	payments to a trust holding securities of the same series under a guarantee; or

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 105 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the 2017 Senior Indenture & Sections 305 & 1001 of the Subordinated Indenture.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the 2017 Senior Indenture & Section 1002 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the 2017 Senior Indenture & Section 1003 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 305 of the 2017 Senior Indenture & Section 1002 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the security depositary. (Section 305 of the 2017 Senior Indenture & Section 203 of the Subordinated Indenture.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Subordinated Indenture or 2017 Senior Indenture, as applicable. (Section 308 of the 2017 Senior Indenture & Section 202 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing

Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the 2017 Senior Indenture and the Subordinated Indenture we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officers’ certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under the applicable Indenture;

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the 2017 Senior Indenture & Sections 1001, 1002, 1003 & 1006 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The 2017 Senior Indenture and Subordinated Indenture provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or, pursuant to the 2017 Senior Indenture, acquire all or substantially all of the assets of another person, unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the applicable Indenture to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance, we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the 2017 Senior Indenture & Sections 801 & 802 of the Subordinated Indenture)

Events of Default

Event of Default when used in the 2017 Senior Indenture and Subordinated Indenture, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities (2017), failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the applicable Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Notes) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the applicable Indenture or any supplemental indenture. (Section 501 of the 2017 Senior Indenture & Section 501 of the Subordinated Indenture.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Notes) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the 2017 Senior Indenture & Section 502 of the Subordinated Indenture.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the 2017 Senior Indenture & Sections 512, 602 & 603 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the 2017 Senior Indenture & Section 508 of the Subordinated Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the applicable Indenture, which Debt Securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the applicable Indenture will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable trustee; and

•	the rights, obligations and immunities of the applicable trustee under the applicable Indenture. (Section 401 of the 2017 Senior Indenture & Section 401 of the Subordinated Indenture.)

Under U.S. federal income tax law as in effect as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the amounts deposited with the applicable trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Modification of Indentures; Waiver

Under the 2017 Senior Indenture and the Subordinated Indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the 2017 Senior Indenture & Section 902 of the Subordinated Indenture.) In addition, we may supplement the 2017 Senior Indenture and the Subordinated Indenture to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the 2017 Senior Indenture & Section 902 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the 2017 Senior Indenture & Section 513 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 1008 of the Subordinated Indenture.)

Concerning the Trustee

U.S. Bank National Association is expected to be the Trustee under the 2017 Senior Indenture if we enter into the 2017 Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with U.S. Bank National Association. Affiliates of U.S. Bank National Association have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the 2017 Senior Indenture, U.S. Bank National Association will perform only those duties that are specifically described in the 2017 Senior Indenture unless an event of default under the 2017 Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the 2017 Senior Indenture at the request of any holder of Senior Debt Securities (2017) unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the 2017 Senior Indenture.)

The 2017 Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities (2017). If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the 2017 Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the 2017 Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the 2017 Senior Indenture will have no responsibility with respect to that series.

U.S. Bank National Association administers its corporate trust business at 1021 East Cary Street, Suite 1850, Richmond, Virginia 23219 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the Trustee under the Subordinated Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Subordinated Indenture at the request of any holder of Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Subordinated Indenture.)

The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street, 7W Attn: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

Additional Terms of Senior Debt Securities (2017)

Repayment at the Option of the Holder

We must repay the Senior Debt Securities (2017) at the option of the holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities (2017) subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the 2017 Senior Indenture)

For any Senior Debt Security (2017) to be repaid, the Trustee must receive, at its office maintained for that purpose in Richmond, Virginia not more than 180 nor less than 60 calendar days before the date of repayment:

•

in the case of a certificated Senior Debt Security (2017), the certificated Senior Debt Security (2017) and the form in the Senior Debt Security (2017) entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security (2017), instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1303 & 1304 of the 2017 Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities (2017). Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities (2017) or the global certificate representing the related book-entry Senior Debt Securities (2017), on the securities depositary’s records, to the Trustee. See DESCRIPTION OF SECURITIES—Description of the Senior Debt Securities (2017) and Junior Subordinated Notes—Global Securities.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Senior Debt Securities (2017) of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities (2017) of the series. If this happens, the holders of the Senior Debt Securities (2017) of the series will not be entitled to the benefits of the 2017 Senior Indenture except for registration of transfer and exchange of Senior Debt Securities (2017) and replacement of lost, stolen or mutilated Senior Debt Securities (2017). (Section 402 of the 2017 Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (2017). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (2017) and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Additional Terms of Junior Subordinated Notes

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1301 & 1303 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchase money that is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Section 1308 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

Description of the Senior Debt Securities (1998)

Provisions of a Particular Series

The Senior Debt Securities (1998) of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Senior Debt Securities (1998), for issuances of additional Senior Debt Securities (1998) of that series. The prospectus supplement for a particular series of Senior Debt Securities (1998) will specify the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Senior Debt Securities (1998);

•	the total principal amount of the Senior Debt Securities (1998);

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity is accelerated;

•	any optional redemption terms or any repayment terms;

•	any provisions that would obligate us to repurchase or otherwise redeem the Senior Debt Securities (1998) or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Senior Debt Securities (1998) are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Senior Debt Securities (1998) will be issued, if other than 100% of the principal amount;

•

whether the Senior Debt Securities (1998) are to be issued in fully registered certificated form or in book-entry form represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary’s nominee (Book-Entry Senior Debt Securities (1998));

•	denominations, if other than $1,000 each or multiples of $1,000;

•	the identity of the series trustee, if other than the Trustee (Sections 201 & 202 of the Nineteenth Supplemental and Amending Indenture to the 1998 Senior Indenture);

•	any changes to events of defaults or covenants; and

•	any other terms of the Senior Debt Securities (1998). (Sections 201 & 301 of the 1998 Senior Indenture.)

The prospectus supplement will also indicate any special tax implications of the Senior Debt Securities (1998) and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Senior Debt Security (1998) will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Senior Debt Securities (1998) will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Senior Debt Security (1998), we cannot redeem the Senior Debt Security (1998) before the Stated Maturity. Senior Debt Securities (1998) subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Senior Debt Security (1998); and

•

redeemable in whole or in part (provided that any remaining principal amount of the Senior Debt Security (1998) will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption. (Section 1104 of the 1998 Senior Indenture.)

We will not be required to:

•

issue, register the transfer of, or exchange any Senior Debt Security (1998) of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Debt Securities (1998) of that series that have been selected for redemption; or

•

register the transfer of, or exchange any Senior Debt Security (1998) of that series selected for redemption except the unredeemed portion of a Senior Debt Security (1998) being partially redeemed. (Section 305 of the 1998 Senior Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Senior Debt Securities (1998) only if those Senior Debt Securities (1998) are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Senior Debt Securities (1998), subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities (1998) is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Debt Securities (1998). (Sections 307 & 1001 of the 1998 Senior Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-

Entry Senior Debt Security (1998), or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Senior Debt Security (1998), will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Senior Debt Security (1998) as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Senior Debt Security (1998) will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Senior Debt Securities (1998), and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the 1998 Senior Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Senior Debt Securities (1998) which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the 1998 Senior Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the 1998 Senior Indenture.)

Global Securities

We may issue some or all of the Senior Debt Securities (1998) as Book-Entry Senior Debt Securities (1998). Book-Entry Senior Debt Securities (1998) will be represented by one or more fully registered global certificates. Book-Entry Senior Debt Securities (1998) of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the Trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Senior Debt Securities (1998) in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the security depositary. (Section 305 of the 1998 Senior Indenture.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Senior Debt Securities (1998), we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Senior Debt Securities (1998) represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Senior Debt Securities (1998) is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Senior Debt Securities (1998) the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Senior Debt Securities (1998), that person will be considered the sole owner and holder of the global certificate and the Book-Entry Senior Debt Securities (1998) it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Senior Debt Securities (1998) it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Senior Debt Securities (1998) in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Senior Debt Securities (1998) it represents for any purposes under the Book-Entry Senior Debt Securities (1998) or the 1998 Senior Indenture. (Section 305 of the 1998 Senior Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Senior Debt Security (1998) to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing

Book-Entry Senior Debt Securities (1998), for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee; or

•	any agent of any of the above.

Covenants

Under the 1998 Senior Indenture we will:

•	pay the principal, interest and premium, if any, on the Senior Debt Securities (1998) when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	preserve and keep in full force and effect our corporate existence except as provided in the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1004 & 1005 of the 1998 Senior Indenture.)

Consolidation, Merger or Sale

The 1998 Senior Indenture provides that we may consolidate or merge with or into, or sell all or substantially all our assets to, another Person, provided that any successor assumes our obligations under the 1998 Senior Indenture and the Senior Debt Securities (1998). We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the 1998 Senior Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the 1998 Senior Indenture and, in the case of a sale of all or substantially all our assets, we will be relieved of our obligations under the 1998 Senior Indenture and the Senior Debt Securities (1998). (Sections 801 & 802 of the 1998 Senior Indenture.)

Events of Default

Event of Default when used in the 1998 Senior Indenture, will mean any of the following with respect to Senior Debt Securities (1998) of any series:

•	failure to pay the principal or any premium on any Senior Debt Security (1998) when due;

•	failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•	failure to pay any interest on any Senior Debt Securities (1998) of that series, when due, that continues for 60 days;

•

failure to perform any other covenant in the 1998 Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Senior Debt Securities (1998) of that series give us written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the 1998 Senior Indenture or any supplemental indenture. (Section 501 of the 1998 Senior Indenture.)

In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Debt Securities (1998) of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Senior Debt Securities (1998) does not necessarily constitute an Event of Default for any other series of Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

If an Event of Default for any series of Senior Debt Securities (1998) occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of the Senior Debt Securities (1998) of the series may declare the entire principal of all the Senior Debt Securities (1998) of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Senior Debt Securities (1998) of that series can void the declaration. (Section 502 of the 1998 Senior Indenture.)

The Trustee may withhold notice to the holders of Senior Debt Securities (1998) of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the 1998 Senior Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Senior Debt Securities (1998) may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Senior Debt Securities (1998). However, the Trustee must give the holders of Senior Debt Securities (1998) notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601 & 602 of the 1998 Senior Indenture.)

The holder of any Senior Debt Security (1998) will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Debt Security (1998) on its maturity date or redemption date and to enforce those payments. (Section 508 of the 1998 Senior Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Senior Debt Securities (1998) issued under the 1998 Senior Indenture, which Senior Debt Securities (1998) have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Senior Debt Securities (1998). However, certain of our obligations under the 1998 Senior Indenture will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Senior Debt Securities (1998) of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Senior Debt Securities (1998) of the applicable series, and other rights, duties and obligations of the holders of Senior Debt Securities (1998) with respect to any amounts deposited with the Trustee; and

•	the rights, obligations and immunities of the Trustee under the 1998 Senior Indenture. (Section 401 of the 1998 Senior Indenture.)

Under U.S. federal income tax law as in effect as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (1998). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (1998) and the value of the holder’s interest in the amounts deposited with the Trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Modification of Indentures; Waiver

Under the 1998 Senior Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities (1998) of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the 1998 Senior Indenture.) In addition, we may supplement the 1998 Senior Indenture to create new series of Senior Debt Securities (1998) and for certain other purposes, without the consent of any holders of Senior Debt Securities (1998). (Section 901 of the 1998 Senior Indenture.)

The holders of a majority of the outstanding Senior Debt Securities (1998) of all series under the 1998 Senior Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Senior Debt Securities (1998) or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Senior Debt Security (1998) of the series affected. (Section 513 of the 1998 Senior Indenture.)

Concerning the Trustee

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) is the Trustee under the 1998 Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon’s affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The Trustee will perform only those duties that are specifically described in the 1998 Senior Indenture unless an event of default occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the 1998 Senior Indenture at the request of any holder of Senior Debt Securities (1998) unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the 1998 Senior Indenture.)

The 1998 Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities (1998). If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the 1998 Senior Indenture with respect to that series. In these circumstances, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the 1998 Senior Indenture will have no responsibility with respect to that series.

Any such series trustee under the 1998 Senior Indenture will perform only those duties that are specifically described in the 1998 Senior Indenture unless an event of default under the 1998 Senior Indenture occurs and is continuing. Any such series trustee is under no obligation to exercise any of its powers under the 1998 Senior Indenture at the request of any holder of Senior Debt Securities (1998) unless that holder offers reasonable indemnity to such series trustee against the costs, expenses and liabilities which it might incur as a result. (Sections 601 and 611 of the 1998 Senior Indenture.)

The Trustee administers its corporate trust business at 101 Barclay Street, 7W Attn: Corporate Trust Administration, New York, New York 10286. or such other address as it may notify to the Company from time to time.

Repayment at the Option of the Holder

We must repay the Senior Debt Securities (1998) at the option of the Holders before the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities (1998) subject to repayment at the option of the Holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date.

For any Senior Debt Security (1998) to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days before the date of repayment:

•

in the case of a certificated Senior Debt Security (1998), the certificated Senior Debt Security (1998) and the form in the Senior Debt Security (1998) entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a Book-Entry Senior Debt Security (1998), instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the Holder will be irrevocable. (Sections 1103 & 1104 of the 1998 Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities (1998). Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the Book-Entry Senior Debt Securities (1998) or the global certificate representing the related Book-Entry Senior Debt Securities (1998), on the securities depositary’s records, to the Trustee. See DESCRIPTION OF SECURITIES—Description of Senior Debt Securities (1998)—Global Securities.

Defeasance

We will be discharged from our obligations on the Senior Debt Securities (1998) of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities (1998) of the series. If this happens, the holders of the Senior Debt Securities (1998) of the series will not be entitled to the benefits of the 1998 Senior Indenture except for registration of transfer and exchange of Senior Debt Securities (1998) and replacement of lost, stolen or mutilated Senior Debt Securities (1998). (Sections 1302& 1304 of the 1998 Senior Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities (1998). Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities (1998) and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$	**
Fees and Expenses of Trustee		*
Printing Expenses		*
Counsel Fees		*
Rating Agency Fees		*
Accountant Fees		*
Listing Fees		***
Miscellaneous		*

Total	$	*

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
**	Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***	Listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Article VI of the registrant’s Amended and Restated Articles of Incorporation provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title 13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant’s directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Amended and Restated Articles of Incorporation. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

Item 16. Exhibits.

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*

4.1	Form of Senior Indenture by and between Virginia Electric and Power Company and U.S. Bank National Association, as Trustee, as supplemented from time to time.**

4.2	Form of Senior Indenture, which became the Senior Indenture, dated as of June 1, 1998, between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) as supplemented from time to time (Exhibit 4(ii), Form S-3 Registration Statement filed February 27, 1998, File No. 333-47119, incorporated by reference).

4.3	Form of Nineteenth Supplemental and Amending Indenture, dated November 1, 2008, among Virginia Electric and Power Company, The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Original Trustee, and U.S. Bank National Association, as Series Trustee, to the Senior Indenture dated June 1, 1998 (Exhibit 4.2, Form 8-K filed November 5, 2008, File No. 1-2255, incorporated by reference).

4.4	Subordinated Note Indenture, dated as of August 1, 1995 between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank)), as Trustee (Exhibit 4(a), Form S-3 Registration Statement filed January 28, 1997, File No. 333-20561, incorporated by reference).

4.5	Form of Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP, counsel to the Issuer, with respect to the Offered Securities (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.2 to the Company’s Report on Form 10-Q for the quarter ended June 30, 2017, File No. 000-55337, incorporated by reference).
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24	Powers of Attorney.***

25.1	Statement of Eligibility of U.S. Bank National Association, as trustee for the Form of Senior Indenture relating to Senior Debt Securities.**

25.2	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Subordinated Indenture dated as of August 1, 1995 relating to the Junior Subordinated Notes.**

25.3	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Senior Indenture dated as of June 1, 1998, relating to Senior Debt Securities (filed herewith).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed with the Registration Statement on June 30, 2017.
***	Included in the Registration Statement filed on June 30, 2017.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 11th day of September, 2017.

VIRGINIA ELECTRIC AND POWER COMPANY

By	/S/ CARLOS M. BROWN
Carlos M. Brown
Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities stated below and on the 11th day of September, 2017.

Signatures	Title

/S/ THOMAS F. FARRELL, II* Thomas F. Farrell, II	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ MARK F. MCGETTRICK* Mark F. McGettrick	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ MICHELE L. CARDIFF* Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ MARK O. WEBB* Mark O. Webb	Director

*By:	/S/ CARLOS M. BROWN
Carlos M. Brown
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1	Form of Senior Indenture by and between Virginia Electric and Power Company and U.S. Bank National Association, as Trustee, as supplemented from time to time.**

4.2	Form of Senior Indenture, which became the Senior Indenture, dated as of June 1, 1998, between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) as supplemented from time to time (Exhibit 4(ii), Form S-3 Registration Statement filed February 27, 1998, File No. 333-47119, incorporated by reference).

4.3	Form of Nineteenth Supplemental and Amending Indenture, dated November 1, 2008, among Virginia Electric and Power Company, The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Original Trustee, and U.S. Bank National Association, as Series Trustee, to the Senior Indenture dated June 1, 1998 (Exhibit 4.2, Form 8-K filed November 5, 2008, File No. 1-2255, incorporated by reference).

4.4	Subordinated Note Indenture, dated as of August 1, 1995 between Virginia Electric and Power Company and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank)), as Trustee (Exhibit 4(a), Form S-3 Registration Statement filed January 28, 1997, File No. 333-20561, incorporated by reference).

4.5	Form of Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP, counsel to the Issuer, with respect to the Offered Securities (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.2 to the Company’s Report on Form 10-Q for the quarter ended June 30, 2017, File No. 000-55337, incorporated by reference).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24	Powers of Attorney.***

25.1	Statement of Eligibility of U.S. Bank National Association, as trustee for the Form of Senior Indenture relating to Senior Debt Securities.**

25.2	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Subordinated Indenture dated as of August 1, 1995 relating to the Junior Subordinated Notes.**

25.3	Statement of Eligibility of The Bank of New York Mellon, as trustee for the Senior Indenture dated as of June 1, 1998, relating to Senior Debt Securities (filed herewith).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed with the Registration Statement on June 30, 2017.
***	Included in the Registration Statement filed on June 30, 2017.